 FORM 4
CONTINUATION SHEET
Item 1:        Questor Partners Fund II, L.P. (Designated Filer)
Item 2:        Aegis Communications Group, Inc. (AGIS.OB)
Item 4:        June 30, 2003
EXPLANATION OF RESPONSE
01:        Questor Partners Fund II, L.P., a Delaware limited partnership ("Questor Partners II"), as of June 30, 2003, is the direct beneficial owner of (i) 44,368.849 shares of the Series F Senior Voting Convertible Preferred Stock ("Series F Preferred"), which are convertible into 63,357,740 shares of common stock, par value $.01 per share ("Common Stock"), of Aegis Communications Group, Inc. (the "Company"); (ii) 8,187.97 shares of Series E Preferred Stock ("Series E Preferred"), which are convertible into 344,751 shares of Common Stock; and (iii) 2,615,802 shares of Common Stock. Questor Side-by-Side Partners II, L.P., a Delaware limited partnership ("Questor SBS II"), as of June 30, 2003, is the direct beneficial owner of (i) 1,695.814 shares of Series F Preferred, which are convertible into 2,421,585 shares of Common Stock; (ii) 392.41 shares of Series E Preferred, which are convertible into 16,522 shares of Common Stock; and (iii) 125,363 shares of Common Stock. Questor Side-by-Side Partners II 3(c)(1), L.P., a Delaware limited partnership ("Questor 3(c)(1)", and, together with Questor Partners II and Questor SBS II, the "Questor Funds"), as of June 30, 2003, is the direct beneficial owner of (i) 685.337 shares of Series F Preferred, which are convertible into 978,646 shares of Common Stock; (ii) 148.18 shares of Series E Preferred, which are convertible into 6,239 shares of Common Stock; and (iii) 47,337 shares of Common Stock. See note 02 for an explanation of the convertibility of the Series F Preferred and Series E Preferred. Each of the Questor Funds disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein.
The general partner of Questor Partners II is Questor General Partner II, L.P., a Delaware limited partnership ("QGP II"). The general partner of QGP II, Questor SBS II and Questor 3(c)(1) is Questor Principals II, Inc., a Delaware corporation ("Questor Principals"). Questor Management Company LLC, a Delaware limited liability company ("Questor Management", and, together with the Questor Funds, QGP II and Questor Principals, the "Questor Entities"), conducts the day-to-day management of the Questor Entities. QGP II, Questor Principals and Questor Management may be deemed to have indirect beneficial interests in the securities reported herein. Each of QGP II, Questor Principals and Questor Management disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein, if any.
The controlling shareholder of Questor Principals and the ultimate controlling holder of membership interests of Questor Management is Mr. Jay Alix. Mr. Alix has indirect beneficial interests in a portion of the securities reported herein as a result of his ownership interests in the Questor Entities. Mr. Alix disclaims beneficial ownership of the securities reported herein except to the extent of his pecuniary interest therein.

02:        The holders of the Series F Preferred have the right to convert such shares at any time prior to December 10, 2007, at the holder's option, into shares of Common Stock at a conversion price in effect at the time of conversion (the "Conversion Price"). There is an automatic $0.005 reduction in the Conversion Price per year for each of the first eight years after December 10, 1999. The Conversion Price is also subject to adjustment from time to time in the event of stock dividends or splits, the issuance of options, rights or warrants with exercise prices below the fair market value of the Common Stock, reclassifications, reorganizations, mergers, sales of assets or other events that would otherwise dilute the number of shares into which the Series F Preferred are convertible. If not already converted, the Series F Preferred will be automatically converted into shares of Common Stock on December 10, 2007. As of June 30, 2003, the Conversion Price is approximately $0.9822. The maximum number of shares of Common Stock issuable upon conversion of the 46,750 shares of Series F Preferred into Common Stock is 66,757,972 as of June 30, 2003. Taking into account all of the automatic reductions in the Conversion Price that would take effect by December 10, 2007, but assuming no other potential adjustments to the Conversion Price or the investment value of the Series F Preferred, the maximum number of shares of Common Stock issuable upon conversion of the 46,750 shares of Series F Preferred into Common Stock is 66,757,972 as of June 30, 2003. The Series F Preferred is entitled to receive dividends at the rate of 9.626% per annum. To the extent that dividends are not paid on any March 31, June 30, September 30 or December 31 of any year, all such amounts are added to the investment value of such shares. On June 30, 2003, because no dividend was declared or paid, an amount was added to the investment value of the Series F Preferred, which caused, together with the automatic reduction in the Conversion Price, the number of shares of Common Stock into which the Series F Preferred is convertible to increase between March 31, 2003 and June 30, 2003 by 1,647,215 (1,563,317 for the Series F Preferred directly owned by Questor Partners II; 59,751 for the Series F Preferred directly owned by Questor SBS II; and 24,147 for the Series F Preferred directly owned by Questor 3(c)(1)).
FORM 4
CONTINUATION SHEET
Item 1:        Questor Partners Fund II, L.P. (Designated Filer)
Item 2:        Aegis Communications Group, Inc. (AGIS.OB)
Item 4:        June 30, 2003
EXPLANATION OF RESPONSE (CONTINUED)
        The holders of the Series E Preferred have the right to convert such shares at any time prior to the redemption thereof, at the holder's option, into the number of shares of Common Stock which results from dividing $2.375 (the "Series E Conversion Price") into $100.00 for each share of Series E Preferred being converted. The Series E Conversion Price is subject to adjustment from time to time in the event of stock dividends or splits, the issuance of options, rights or warrants with exercise prices below the fair market value of the Common Stock, reclassifications, reorganizations, mergers, sales of assets or other events that would otherwise dilute the number of shares into which the Series E Preferred are convertible. The Series E Preferred is entitled to receive dividends at the rate of 15% per annum payable by issuing additional shares of Series E Preferred on each March 31, June 30, September 30 or December 31 of any year. On June 30, 2003, a dividend of 314.56 Series E Preferred shares was paid (295.08 directly to Questor Partners II; 14.14 directly to Questor SBS II; and 5.34 directly to Questor 3(c)(1)), resulting in the number of shares of Common Stock into which the Series E Preferred is convertible to increase between March 31, 2003 and June 30, 2003 by 13,249 (12,428 for the Series E Preferred directly owned by Questor Partners II; 596 for the Series E Preferred directly owned by Questor SBS II; and 225 for the Series E Preferred directly owned by Questor 3(c)(1)).
JOINT FILER INFORMATION
The following entities are jointly filing this Form 4 with Questor Partners Fund II, L.P.:
(1) Questor Side-by-Side Partners II, L.P.
103 Springer Building, 3411 Silverside Road, Wilmington, DE 19810
(2) Questor Side-by-Side Partners II 3(c)(1), L.P.
103 Springer Building, 3411 Silverside Road, Wilmington, DE 19810
(3) Questor General Partner II, L.P.
103 Springer Building, 3411 Silverside Road, Wilmington, DE 19810
(4) Questor Principals II, Inc.
103 Springer Building, 3411 Silverside Road, Wilmington, DE 19810
(5) Questor Management Company, LLC
2000 Town Center, Suite 2450, Southfield, MI 48075
(6) Mr. Jay Alix
2000 Town Center, Suite 2450, Southfield, MI 48075
FORM 4
CONTINUATION SHEET
Item 1:        Questor Partners Fund II, L.P. (Designated Filer)
Item 2:        Aegis Communications Group, Inc. (AGIS.OB)
Item 4:        June 30, 2003
SIGNATURE PAGE
QUESTOR PARTNERS FUND II, L.P.
a Delaware limited partnership
By:        Questor General Partner II, L.P.
its General Partner
By:        Questor Principals II, Inc.
its General Partner
By:         *
QUESTOR SIDE-BY-SIDE PARTNERS II, L.P.
a Delaware limited partnership
By:        Questor Principals II, Inc.
its General Partner
By:         *
QUESTOR SIDE-BY-SIDE PARTNERS II 3(C)(1), L.P.
a Delaware limited partnership
By:        Questor Principals II, Inc.
its General Partner
By:         *
QUESTOR GENERAL PARTNER II, L.P.
a Delaware limited partnership
By:        Questor Principals II, Inc.
its General Partner
By:         *
QUESTOR PRINCIPALS II, INC.
a Delaware corporation
By:         *
QUESTOR MANAGEMENT COMPANY, LLC
a Delaware limited liability company
By:         **

        ***
Jay Alix

Robert D. Denious is signing in the following capacities:
        *        As Managing Director of Questor Principals II, Inc.
        **        As Managing Director of Questor Management Company LLC
        ***        As Attorney-in-Fact
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